UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

Gladstone Land Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35795	541892552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2014, Gladstone Land Corporation (the “Company”), as parent guarantor, and its wholly-owned subsidiary, Gladstone Land Limited Partnership (the “Borrower”), as borrower, closed on a mortgage loan facility and a revolving line of credit with Metropolitan Life Insurance Company (“MetLife”) for an aggregate amount of up to $125.0 million (the “New Credit Facility”). The New Credit Facility consists of a $100.0 million long-term note payable (the “New Note Payable”) and a $25.0 million revolving equity line of credit (the “New Line of Credit”), represented by a Loan Agreement and two Promissory Notes, each dated April 30, 2014.

The New Note Payable is scheduled to mature on January 5, 2029, and advances will initially bear interest at a fixed rate of 3.50% per annum, plus an unused fee of 0.20% on undrawn amounts. The interest rate for subsequent disbursements will be based on prevailing market rates at the time of such disbursements. The interest rates on the initial advance and any subsequent disbursements will be subject to adjustment every three years. If the Borrower has not drawn the full commitment amount of $100.0 million by December 31, 2016, MetLife has the option to be relieved of its obligation to disburse the additional funds under this loan.

The New Line of Credit is scheduled to mature on April 5, 2024, and advances will initially bear interest at a variable rate equal to the three-month LIBOR plus a spread of 2.50%, with a minimum annualized rate of 2.75%, plus an unused fee of 0.20% on undrawn amounts. The interest rate spread on borrowings under the New Line of Credit will be subject to adjustment in April 2017.

Under the New Credit Facility, the Borrower may borrow up to 58% of the aggregate of the lower of cost or the appraised value of the real property pledged as collateral under the Loan Agreement.

The New Credit Facility replaces a Loan Agreement dated December 30, 2012, by and among MetLife and certain subsidiaries of the Company, as amended (the “Prior Note Payable”), and a Loan Agreement dated May 23, 2012, by and between MetLife and San Andreas Road Watsonville, LLC, as borrower, and the Company, as guarantor, dated May 23, 2012 (the “Prior Line of Credit”), and the promissory notes entered into in connection therewith (the Prior Note Payable and the Prior Line of Credit and related promissory notes, collectively, the “Prior Facility”). The Prior Note Payable provided mortgage financing in an amount not to exceed $45.2 million and was scheduled to mature on January 5, 2026. The Prior Line of Credit provided a revolving line of credit in an amount up to $4.8 million and was scheduled to mature on April 5, 2017.

As part of the New Credit Facility, the Company paid loan fees in the aggregate of $220,500. A portion of the proceeds from the New Credit Facility will be used to repay amounts owed under the Prior Facility. The Company intends to utilize the remaining availability under the New Credit Facility to acquire additional farmland and for general corporate purposes.

Similar to the Prior Facility, the continuing ability to borrow under the New Credit Facility will be subject to the ongoing compliance of the Company, the Borrower and their respective subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, mergers and asset sales. The New Credit Facility also requires that the Company and Borrower satisfy financial covenants on a consolidated basis at the end of each calendar quarter, including:

•	a debt-to-asset-value ratio of equal to or less than sixty-five percent (65%);

•	a net worth value in excess of $50,000,000;

•	a debt-to-two-times-net-worth ratio of equal to or less than 0.65; and

•	a rental-revenue-to-debt ratio of equal to or greater than 5.0%.

The New Credit Facility includes customary representations and warranties of the Company and the Borrower, which must continue to be true and correct in all material respects as a condition to future draws. The New Credit Facility also includes customary events of default in certain cases subject to customary notice or cure rights, following which, amounts outstanding under the New Credit Facility may be accelerated.

Amounts owing under the New Credit Facility are guaranteed by the Company and each subsidiary of the Company that owns a property pledged as collateral pursuant to the Loan Agreement and other loan documents.

This foregoing description of the Loan Agreement, Guaranty and Promissory Notes is not complete and is qualified in its entirety by the full text of the Loan Agreement, Guaranty and the Promissory Notes, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference. No material early termination penalties or fees were incurred in connection with the repayment of the Prior Line of Credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2014, Gladstone Land Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted and approved each of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 28, 2014.

Proposal 1: The election of three directors to hold office until the 2017 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Paul W. Adelgren	4,118,460	24,096	1,311,459
David Gladstone	4,088,385	54,171	1,311,459
John H. Outland	4,117,763	24,793	1,311,459

The following directors will continue to hold office until the 2015 Annual Meeting of Stockholders:

Michela A. English

Anthony W. Parker

The following directors will continue to hold office until the 2016 Annual Meeting of Stockholders:

Terry Lee Brubaker

John D. Reilly

Proposal 2: To ratify the selection by the Audit Committee of the Company’s board of directors of PricewaterhouseCoopers, LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014.

For	Against	Abstain
5,418,389	25,348	10,278

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of April 30, 2014, by and among Gladstone Land Limited Partnership, as borrower, Gladstone Land Corporation, as guarantor, and Metropolitan Life Insurance Company, as lender.

10.2	Loan Guaranty Agreement, dated as of April 30, 2014, by Gladstone Land Corporation for the benefit of Metropolitan Life Insurance Company.

10.3	Promissory Note (Note A) by Gladstone Land Limited Partnership as borrower, in favor of Metropolitan Life Insurance Company, as lender, dated April 30, 2014.

10.4	Promissory Note (Note B) by Gladstone Land Limited Partnership as borrower, in favor of Metropolitan Life Insurance Company, as lender, dated April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE LAND CORPORATION

Date: May 14, 2014	By:	/s/ Danielle Jones
Danielle Jones Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Loan Agreement, dated as of April 30, 2014, by and among Gladstone Land Limited Partnership, as borrower, Gladstone Land Corporation, as guarantor, and Metropolitan Life Insurance Company, as lender.

10.2	Loan Guaranty Agreement, dated as of April 30, 2014, by Gladstone Land Corporation for the benefit of Metropolitan Life Insurance Company.

10.3	Promissory Note (Note A) by Gladstone Land Limited Partnership as borrower, in favor of Metropolitan Life Insurance Company, as lender, dated April 30, 2014.

10.4	Promissory Note (Note B) by Gladstone Land Limited Partnership as borrower, in favor of Metropolitan Life Insurance Company, as lender, dated April 30, 2014.